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                                                                EXHIBIT 4.07


                         QUINTILES TRANSNATIONAL CORP.
   TERMS OF REGISTRATION RIGHTS GRANTED BY QUINTILES TO SHAREHOLDERS OF AIMS

6    REGISTRATION RIGHTS

6.1. As used in this clause 6 the following terms shall have the following respective meanings:

(a) "Commission" shall mean the United States Securities and Exchange Commission or any other Federal Agency at the time administering the Securities Act;

(b) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, or any similar Federal Statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

(c)  "Holder" shall mean any Vendor holding Registrable Securities;

(d) "Registrable Securities" shall mean the aggregate number of Consideration Shares (not being Escrow Shares) set forth in column 8 of
     Schedule 1A [197,993 shares], which shall be allocated among the Vendors as set forth in column 8 of Schedule 1A opposite each Vendor's name;

(e) "Register", "registered" and "registration" shall refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement;

(f) "Registration Expenses" shall mean expenses, except Selling Expenses, incurred by the Purchaser in complying with clause 6.2., including without limitation with respect to registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Purchaser, fees and expenses of one counsel for the Vendors in connection with any underwritten public offering in an amount up to (but not in excess of) US$10,000 and blue sky fees and expenses, in the event of the registration provided for in clause 6.2. below;

(g) "Rule 415" shall mean Rule 415 of the Regulations, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission providing for the registration of securities under the Securities Act for delayed or continuous offering and sale.

(h) "Securities Act" shall mean the United States Securities Act of 1933, as amended, or any similar Federal Statue and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

(i) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by any Holder and all fees


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     and disbursements of counsel for any Holder (other than fees and expenses of one counsel for the Vendors in connection with any underwritten public offering in an amount up to, but not in excess of, US$10,000); and

(j) "Suspension Notice" shall have the meaning set forth in clause 6.3.(b) below.

6.2. Subject to clause 6.3. hereof the Purchaser shall (i) use its best efforts to file by 1st August 1997 a registration statement under the Securities Act with respect to the Registrable Securities (the "Registration Statement"), for offerings to be made by Holders on a delayed or continuous basis under Rule 415 and (ii) thereafter reasonable efforts to cause such Registration statement to be declared effective by the Commission under the Securities Act and shall use its best efforts to keep the shelf registration continuously effective under the Securities Act until the earlier of the sale of all the Registrable Securities covered by the shelf registration and one year after the Completion Date ("the Shelf Effectiveness Period").

6.3. Notwithstanding the foregoing, the Purchaser shall not be required to take any action with respect to the registration or declaration of effectiveness of the Registration Statement:

(a) in any particular jurisdiction in which the Purchaser would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Purchaser is already subject to service in such jurisdiction and except as may be required by the Securities Act; or

(b) following notice to Holders from the Purchaser ("a Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event which in the opinion of the Purchaser might require additional disclosure of material, non-public information by the Purchaser in the Registration Statement as to which the Purchaser believes it has a bona fide business purpose for preserving confidentiality or which renders the Purchaser unable to comply with the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time) which might reasonably result in (i) the Registration Statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the prospectus issued under the Registration Statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that the aggregate number of dates during the Shelf Effectiveness Period for which all Suspension Notices are issued and in effect shall not be more than 180 days) and further provided that for not less than one continuous period of two weeks, commencing not earlier than the date upon which the Purchaser notifies the Vendors that they are free to sell, transfer, pledge or otherwise dispose of the Registrable Securities under the Registration Statement ending not later than 31st March 1998, no Suspension Notice shall be issued or in effect with respect to the Registrable Securities.

(c) upon receipt of a Suspension Notice from the Purchaser, the holders will forthwith discontinue disposition of the Registrable Securities pursuant to the Registration


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     Statement until the Holders' receipt of copies of prospectus supplements or amendments prepared on behalf of the Purchaser, together with a notification that the Suspension Notice is no longer in effect, and, if so directed by the Purchaser, the Holders will deliver to the Purchaser all copies in their possession of the prospectus covering such Registrable Securities current at the time of receipt of any Suspension Notice. The Purchaser will furnish Holders with copies of any necessary prospectus supplements or amendments needed for them to resume disposition of Registered Securities after having received notice that the Suspension Notice is no longer in effect.

(d) Notwithstanding the provisions of this clause 6.3. the Purchaser undertakes that it will not serve Suspension Notice on the Holders unless during the period covered by the Suspension Notice its Executive Officers, Directors and Affiliates are prohibited from trading in Purchaser's securities pursuant to Purchaser's trading policies.

6.4. Underwriting. In the event that, prior to 31st May 1998, the Purchaser proposes to register any shares of the Purchaser's common stock for the purposes of an underwritten public offering (whether by the Purchaser or any of its affiliates), the Holders will have the right to include their Registrable Securities in the registration and underwriting, provided the Holders agree to participate in the underwriting arrangements required by this clause 6 and subject to the limitations set forth in this clause 6.

The Purchaser (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting by the Purchaser. Notwithstanding any other provision of this clause 6, if the managing underwriter(s) advise(s) the Purchaser in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Purchaser shall so advise the Holders participating and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among the Holders (and any other participants in such registration, including the Purchaser) thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders (and such other participants) at the time of filing the Registration Statement. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Purchaser or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred
(100) shares.

If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Purchaser and the managing underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to ninety (90) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

6.5. Expenses of Registration. All Registration Expenses incurred in connection with the registration pursuant to this clause 6 shall be borne by the Purchaser. Unless otherwise provided in this clause 6, all Selling Expenses relating to securities registered on behalf of the


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Holders shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

6.6. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Purchaser such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Purchaser may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this clause 6. Each Holder shall notify the Purchaser as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Purchaser or of the occurrence of any event as a result of which any prospectus included in the Registration statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder's intended method of distribution of the Registrable Securities or omits to state any material fact regarding such Holder or such Holder's intended method of distribution of Registrable Securities necessary to make the statements therein, in light of the circumstances then existing, not misleading, and promptly to furnish to the Purchaser any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Holder or the distribution of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact necessary to make the statement therein, in light of the circumstances then existing, not misleading.

6.7. Indemnification

(a) The Purchaser will, indemnify each Holder with respect to which registration, qualification or compliance has been effected pursuant to this clause 6, and each person who controls any Holder, and their officers, directors, employees, and agents, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages, or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading or any violation by the Purchaser of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Purchaser in connection with any such registration, qualification or compliance, and the Purchaser will reimburse each such Holder, and each person who controls any Holder, and their officers, directors, employees, and agents, and each such underwriter and each person who controls any such underwriter for any legal or other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Purchaser will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or


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     omission made in reliance upon and in conformity with written information furnished to the Purchaser by an instrument duly executed by any such Holder and stated to be specifically for use therein.

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this clause 6, indemnify the Purchaser each of the Purchaser's directors and officers, each underwriter, if any, of the Purchaser's securities covered by such a registration statement, each person who controls the Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Purchaser by an instrument duly executed by such Holder and stated to be specifically for use therein.


(c) If the indemnification or reimbursement provided for in this clause 6 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any expense, claim, loss, damage, or liability (or actions in respect thereof) referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such expense, claim, loss, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such expense, claim, loss, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the claim, loss, damage, liability, action or expense referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.


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6.8.  Transfer of Registration Rights. The Registration Rights in this clause 6 are not transferable by any Holder, except by operation of law or upon the death or incompetence of such Holder.

6.9. Delay of Registration. No Holder shall have any rights to obtain or seek an injunction restraining or otherwise delaying any registration as a result of any controversy that might arise with respect to the interpretation or implementation of this clause 6.

6.10. Standoff Agreement. Each Holder agrees, in connection with any public offering of the Purchaser's securities, that upon the request of the Purchaser or the underwriters managing an underwritten offering, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Purchaser or such underwriters, as the case may, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as may be requested by the underwriters, provided that the officers and directors of the Purchaser who own stock in the Purchaser also agree to such restrictions.